Computershare
510 Burrard St, 3rd Floor
Vancouver BC, V6C 3B9
www.computershare.com

May 17, 2024

To: All Canadian Securities Regulatory Authorities

**Subject: FEC RESOURCES INC.**

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

| | |
|---|---|
| Meeting Type : | Annual General Meeting |
| Record Date for Notice of Meeting : | June 13, 2024 |
| Record Date for Voting (if applicable) : | June 13, 2024 |
| Beneficial Ownership Determination Date : | June 13, 2024 |
| Meeting Date : | July 18, 2024 |
| Meeting Location (if available) : | Vancouver, BC |
| Issuer sending proxy related materials directly to NOBO: | Yes |
| Issuer paying for delivery to OBO: | No |

**Notice and Access (NAA) Requirements:**

| | |
|---|---|
| NAA for Beneficial Holders | No |
| NAA for Registered Holders | No |

**Voting Security Details:**

| **Description** | **CUSIP Number** | **ISIN** |
|---|---|---|
| COMMON | 30246X108 | CA30246X1087 |

Sincerely,

Computershare
Agent for FEC RESOURCES INC.